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                                 EXHIBIT 23.2

                                                   Suite 300
                                                   1850 M Street, N.W.
                                                   Washington D.C. 20036-5804
                                                   202 296-7800

                                                   FAX 202 861-4117

                             Grant Thornton (LOGO)
                             GRANT THORNTON LLP     Accountants and
                                                    Management Consultants

                                                    The U.S. Member Firm of
                                                    Grant Thornton International

We have issued our report dated November 8, 1994, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Microdyne Corporation on Form 10-K for the year ended September 30, 1994. We hereby consent to the incorporation by reference of said report in the Registration Statement of Microdyne Corporation on Form S-3 and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP
- ----------------------

Washington, D.C.
April 26, 1995